UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 18, 2011, IIT North American Industrial Fund I GP LLC, (the “General Partner”), IIT North American Industrial Fund I Limited Partner LLC (the “Purchaser”) and 3NET Indy Investments Inc. (the “Seller”) formed IIT North American Industrial Fund I Limited Partnership (the “Fund I Partnership”) with the intention to jointly invest in a portfolio of industrial properties located in major U.S. distribution markets. The General Partner and the Purchaser are wholly-owned subsidiaries of Industrial Income Trust Inc. (the “Company”). Prior to the transaction described below, the General Partner and the Purchaser owned a 51% interest in the Fund I Partnership and the Seller owned the remaining 49% interest.

On September 17, 2013 (the “Closing Date”), the Purchaser entered into a Limited Partnership Interest Purchase Agreement (the “Purchase Agreement”) with (i) the Seller and (ii) solely for purposes of certain sections of the Purchase Agreement, the Fund I Partnership and an affiliate of the Seller. Pursuant to the Purchase Agreement, on the Closing Date, the Purchaser acquired all of the limited partnership interest held by the Seller in the Fund I Partnership for the purchase price of approximately $129.6 million and became the sole limited partner of the Partnership. The purchase price is subject to certain post-closing adjustments based on the updated balance sheet of the Partnership as of the Closing Date. As a result of this transaction, the Company, indirectly through its wholly-owned subsidiaries, owns 100% of the Fund I Partnership, and will consolidate all of the assets and liabilities and results of operations of the Fund I Partnership in the Company’s financial statements. Accordingly, as of September 17, 2013, the Company owns, indirectly, 100% of the 31 industrial buildings aggregating approximately 7.2 million square feet that had been acquired by the Fund I Partnership and the Company has assumed the Fund I Partnership’s debt in the amount of approximately $241.3 million.

The Seller and the Purchaser each made customary representations and warranties in the Purchase Agreement. In addition, the terms of the Purchase Agreement require the Fund I Partnership to cause certain of its subsidiaries to take certain actions with respect to their status as real estate investment trusts (“REITs”), including qualifying as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and continuing to qualify as “domestically controlled” qualified investment entities within the meaning of Section 897(h) of the Code.

Subject to certain exceptions described in the Purchase Agreement, the Seller and the Purchaser are each obligated to indemnify the other (and their respective affiliates) for certain losses. An affiliate of the Seller is also obligated to indemnify the Purchaser, jointly and severally with the Seller, for all losses resulting from the breach of certain representations and warranties made by the Seller. The Fund I Partnership is also obligated to indemnify the Seller, jointly and severally with the Purchaser, for all losses resulting from the breach of certain representations and warranties made by the Purchaser.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On September 18, 2013, Industrial Income Operating Partnership LP (the “Borrower”), a wholly-owned subsidiary of the Company, entered into a $300.0 million senior unsecured term loan facility (the “Term Loan Facility”) with a syndicate of 11 lenders (the “Lenders”) led by Bank of America, N.A., as Administrative Agent and Regions Bank as Syndication Agent. The Term Loan Facility provides the Borrower with the ability from time to time to increase the size of the Term Loan Facility by an additional $200.0 million, up to a total of $500.0 million, provided the Borrower is not in default and subject to the election of any Lender to provide such increase and other conditions. Borrowings under the Term Loan Facility are available for general corporate purposes including, but not limited to, refinancing of existing indebtedness, new construction, renovations, expansions, tenant improvements and financing the acquisition of permitted investments, including, but not limited to, investments in industrial properties and equity investments primarily associated with commercial real estate property acquisitions or refinancings.

The Term Loan Facility requires monthly interest-only payments and has a maturity date of January 15, 2019. The interest rate for loans made pursuant to the Term Loan Facility is variable and, depending on the type of loan, will equal either (i) LIBOR, plus a margin ranging from 1.50% to 2.35%, depending on the Borrower’s consolidated leverage ratio (the “Eurodollar Rate”) or (ii) a margin ranging from 0.50% to 1.35%, depending on the Borrower’s consolidated leverage ratio plus the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate for a one-month interest period plus 1.00%. As of September 18, 2013, there was $300.0 million outstanding under the Term Loan Facility and the primary interest rate was LIBOR, plus 1.60%.

Borrowings under the Term Loan Facility are guaranteed by the Company and certain of its subsidiaries. The Term Loan Facility requires the borrower to maintain an unencumbered asset pool of at least 10 properties with a value (as determined per the terms of the Term Loan Facility) of at least $100 million. The Term Loan Facility also requires the maintenance of certain financial covenants, including: (i) consolidated leverage ratio; (ii) consolidated fixed charge coverage ratio; (iii) consolidated tangible net worth; (iv) secured indebtedness to total asset value; (v) secured recourse indebtedness to total asset value; (vi) unencumbered asset pool leverage ratio; (vii) unencumbered debt yield; and (viii) unencumbered property pool criteria.

In addition, the Term Loan Facility contains customary affirmative and negative covenants, which, among other things, require the Borrower to deliver to the Lenders specified quarterly and annual financial information, and limit the Borrower and/or the Company, subject to various exceptions and thresholds from: (i) creating liens on the unencumbered asset pool; (ii) merging with other companies or changing ownership interest; (iii) selling all or substantially all of its assets or properties; (iv) entering into transactions with affiliates, except on an arms-length basis; (v) making certain types of investments; (vi) changing the nature of the Company’s business; (vii) purchasing or carrying, directly or indirectly, margin stock; and (viii) if in default under the Term Loan Facility, paying certain distributions or certain other payments to affiliates.

The Term Loan Facility permits voluntary prepayment of principal and accrued interest and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Term Loan Facility, the Lenders may accelerate the repayment of amounts outstanding under the Term Loan Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

Item 9.01. Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item in an amendment to this Current Report on Form 8-K no later than December 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

September 20, 2013	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer